UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2005

Bottomline Technologies (de), Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-25259	02-0433294
(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

325 Corporate Drive, Portsmouth, New Hampshire 03801
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 436-0700

Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 17, 2005, the board of directors of Bottomline Technologies (de), Inc. (the “Registrant”) approved the grant under the Registrant’s 2000 Stock Incentive Plan of restricted stock awards for 3,000 shares of common stock of the Registrant to each non-employee director of the Registrant on the date of each annual meeting of stockholders (other than a director initially elected to the board of directors at the annual meeting or at any time after the prior year’s annual meeting), beginning with the 2005 annual meeting held on November 17, 2005. The awards were made in consideration of services rendered to the Registrant by the non-employee director in their role as a director. The awards, which will be made in lieu of the automatic grants of options to purchase 7,500 shares of common stock of the Registrant provided for in the Registrant’s 1998 Director Stock Option Plan, vest as to 100% of the shares underlying the awards on the earlier of the first anniversary of the grant date or the next annual meeting of stockholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOTTOMLINE TECHNOLOGIES (de), INC.

Date: November 23, 2005	By:	/S/ KEVIN DONOVAN
Kevin Donovan Chief Financial Officer and Treasurer